EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SHARES OF CAPITAL STOCK RECEIVABLE UPON CONVERSION OF THIS NOTE HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO ITS OR THEIR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE OR SUCH SHARES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

April 21, 2010

NATIONAL DATACOMPUTER, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

On or before April 21, 2013 (the “Maturity Date”) National Datacomputer, Inc., a Delaware corporation (the “Company”), for value received, promises to pay to the order of the ______________ (the “Holder”), the principal sum of ______________ Dollars ($__________.00), with interest thereon at the rate and on the terms set forth below.

The following is a statement of the rights and obligations of the Holder and the Company under this Note, and the conditions to which this Note is subject, to which the Company, by the execution and delivery hereof, and the Holder, by the acceptance of this Note, agree:

1.             Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1           “Common Stock” shall mean and include: (a) the Company’s Common Stock, $.001 par value per share, and (b) any other securities into which or for which the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

1.2           “Final Closing Date” shall mean the date on which the Company issues the final Note, which date shall take place no later five business days after the termination of the offering of Notes pursuant to the Memorandum.

1.3           “Holder,” or similar terms, when the context refers to a Holder of a Note, shall mean any person who shall at the time be the Holder of this Note. Such terms used in the plural shall mean any persons who shall at the time be the Holders of the Notes.

1.4           “Memorandum” shall mean the Company’s Confidential Private Placement Memorandum dated as of April 21, 2010, pursuant to which the Notes were offered and sold.

1.5           “Notes” shall mean up to $150,000 in original principal amount of this Note and Secured Convertible Promissory Notes of like tenor to this Note issued and sold pursuant to the Memorandum.

1.6           “Security Agreement” shall mean that certain Security Agreement dated as of April __, 2010, among the Company, the Holders, as secured parties, and Bruna Bucacci, as agent for the Holders (the “Agent”).

1.7           Subscription Agreement” shall mean that certain Subscription Agreement between the Company and the original Holder of this Note. Such terms used in the plural shall mean any similar agreements between the Company and the original Holders of the other Notes.

1.8           “Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or a registered national securities exchange, or (b) if the Common Stock is not traded on the OTC Bulletin Board or a registered national securities exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or required by law or other government action to close.

2.	Terms of the Note.

2.1           Beginning on the date this Note is issued, this Note shall bear interest at the rate of 0.67% per annum on the outstanding principal balance hereof, and such interest shall accrue, compounding annually on each anniversary of the date of this Note, until the earlier of the repayment of the outstanding principal sum hereunder with all accrued interest in accordance with this Note or the conversion of this Note pursuant to Section 7 hereof. Interest will be computed on the basis of a year of 365 days for the number of days actually elapsed.

2.2           If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday, the maturity thereof shall be extended to the next succeeding business day.

2.3           This Note may be prepaid by the Company at its election with the written consent of at least 75% in original principal amount of the Notes. Provided that such written consent in obtained (but not otherwise), this Note may be prepaid in full any time without premium or penalty, but with interest thereon, if any, to the date of prepayment.

3.             Security. The indebtedness of the Company arising under this Note is secured under the terms of the Security Agreement.

4.             Events of Default. For purposes of this Note, the Company shall be in default hereunder (and an “Event of Default” shall have occurred hereunder) upon any of the following:

(i)           Any breach by the Company of the observance or performance of any material covenant in the Security Agreement or the Subscription Agreements (subject to applicable grace periods);

(ii)           The institution of any bankruptcy, reorganization, arrangement, liquidation, receivership, moratorium or similar proceedings by the Company;

(iii)           The institution of any bankruptcy, reorganization, arrangement, liquidation, receivership, moratorium or similar proceedings against the Company, which is not dismissed within 30 days;

(iv)           The liquidation, termination or dissolution of the Company, a decision by the Company’s Board of Directors to discontinue the Company’s operations in the ordinary course of business, or the appointment of a receiver for the Company’s property;

(v)           Any default under any other indebtedness of the Company, after applicable grace periods, the effect of which would require the Company to file a Current Report on Form 8-K with the Securities and Exchange Commission; or

(vi)           The entry of a final judgment for the payment of money against the Company, which is not discharged or stayed pending appeal within applicable grace periods, the effect of which would require the Company to file a Current Report on Form 8-K with the Securities and Exchange Commission.

5.             Consequences of Default. Upon the occurrence and during the continuation of an Event of Default:

5.1          The holders of a majority of the principal amount of the Notes then outstanding may declare the entire unpaid principal balance of the Notes, together with interest accrued but unpaid thereon and with all other sums due or owed by Company under the Notes, as well as all reasonable out-of-pocket costs and expenses (including but not limited to attorneys’ fees and disbursements) incurred by the Holders in connection with the collection or enforcement of the Notes, the Subscription Agreement and the Security Agreement, to be declared to be due and payable immediately, by delivering written notice to the Company.

5.2          If an Event of Default persists for a period of at least 45 days, the interest rate on this Note shall increase to 18% per annum which shall apply from the date such Event of Default first occurs until the date the Event of Default is cured or this Note is paid in full.

5.3          In addition to all of the sums payable hereunder, the Company agrees to pay the Holder all costs and expenses incurred by the Holder, or by the Agent in its behalf, in connection with any and all actions taken to enforce collection of this Note, the Subscription Agreement and the Security Agreement, including all attorneys’ fees.

5.4          In addition to any rights granted hereunder or any documents delivered in connection herewith, the Holder, or the Agent on its behalf, shall have all of the rights and remedies granted by the Security Agreement.

6.             Remedies not Exclusive. The remedies of the Holder, or the Agent in its behalf, provided herein or otherwise available to the Holder at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

7.             Optional Conversion.

7.1           At any time and from time to time on or after April 21, 2012, this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock which equals (x) 0.53333% of the number of shares of Common Stock outstanding immediately after the Final Closing Date, calculated on a fully diluted basis and including conversion of the Notes (notwithstanding the fact that the Company will not have authorized a sufficient number of shares of Common Stock to accomplish such conversion as of such date), for each $1,000 of principal and interest which the Holder elects to convert. Each conversion of this Note, in whole or in part, shall be effective on the date on which the Holder delivers a notice of conversion in the form attached hereto (the “Conversion Notice”), duly executed, to the Company (the “Conversion Date”). In addition, the Holder shall deliver this Note to the Company at such time that this Note is fully converted. With respect to partial conversions of this Note, the Company shall keep written records of the amount of this Note converted as of each Conversion Date.

7.2           Not later than three Trading Days after any Conversion Date, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Holder, at the Holder’s address specified in the Conversion Notice, a certificate or certificates representing the shares of Common Stock issuable upon such conversion. Such certificate or certificates shall bear such legends as may be required by applicable state and federal securities laws. No fractional shares will be issued on conversion of this Note. If a fraction of a share would otherwise be issuable on conversion of this Note, the Company will round down the number of shares to be issued to the next whole share.

8.             Changes; Waivers. Any of the terms and conditions of this Note may be changed or amended, and any right of the Holder of this Note may be waived, with the written consent of the Company and the Holders of a majority in original principal amount of the Notes; provided, however, that (i) no such change, amendment or waiver which would alter or change the principal amount owing upon this Note, the rate of interest payable hereon or the Maturity Date may be approved without the consent of the Holders of 100% in original principal amount of the Notes; and (ii) notwithstanding the foregoing, the prepayment of the Notes in full shall be governed by Section 2.3 hereof and not by this Section.

9.             Miscellaneous.

9.1          The Company, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of any kind in connection with the enforcement of this Note. If the Company fails to comply with any of the provisions of this Note, the Company will pay to the Holder of this Note, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees and disbursements, incurred by the Holder of this Note in collecting upon this Note or otherwise enforcing any of the Holder’s rights hereunder.

9.2          The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Holder. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision.

9.3          This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to choice of law principles.

    9.4          The Company and the Holder irrevocably agree that all legal proceedings arising out of or in connection with this Note, including its enforcement, will be tried in a court of competent jurisdiction by a judge without a jury. Each party waives any right to a jury trial in any such proceeding and agrees to take, or not to take, such action as is appropriate to give effect to this provision.

9.5          In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal or unenforceable.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name and executed as a sealed instrument this ____ day of April, 2010.

NATIONAL DATACOMPUTER, INC.

By:__________________________________
Bruna Bucacci, President

FORM OF
NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note, together with all accrued but unpaid interest thereon, into shares of Common Stock of National Datacomputer, Inc. (the “Company”) according to the conditions hereof, as of the date written below.

Date of Conversion _________________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Signature___________________________________________________________________
[Name]

The certificate or certificates representing such shares of Common Stock shall be delivered to the Registered Holder at the following address:

__________________________________________________________________

__________________________________________________________________